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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Tyco International Ltd. on Form S-4 of our report dated May 11, 1998 covering the combined financial statements of The Sherwood-Davis & Geck Group as of and for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
October 11, 1999